Calculation of Filing Fee Tables
S-8
GSK plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, nominal value 25 pence per share ("Ordinary Shares)"	Other	130,000,000	$ 23.13125	$ 3,007,062,500.00	0.000087	$ 261,614.44
Total Offering Amounts:						$ 3,007,062,500.00		$ 261,614.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 261,614.44
Offering Note
[1]	1(a) Note to Security Class Title: The Ordinary Shares being registered under this Registration Statement may be represented by the Registrant's American Depositary Shares ("ADSs"). Each ADS represents two Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a registration statement on Form F-6 (No. 333-232726) filed with the Commission on July 19, 2019, as amended by the Post-Effective Amendment No. 1 to Form F-6 dated March 15, 2021 (No. 333-232726). 1(b) Note to Amount Registered: Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement to which this exhibit 107 is a part includes an indeterminable number of additional Ordinary Shares that may become issuable in the event of a share dividend, share split or similar transactions. 1(c) Note to Amount Registered: Represents Ordinary Shares reserved for issuance under the GSK plc 2025 Share Value Plan. 1(d) Note to Proposed Maximum Offering Price Per Unit and Proposed Maximum Aggregate Offering Price: Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's ADSs (US$46.2625) as reported on the New York Stock Exchange on October 8, 2026, divided by 2, being the Ordinary Share-to-ADS ratio. 1(e) Note to Amount of Registration Fee: Rounded up to the nearest penny.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources